SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]             Preliminary Proxy Statement
[   ]             Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
[ X ]             Definitive Proxy Statement
[   ]             Definitive Additional Materials
[   ]             Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                          ASR Investments Corporation
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      Joseph C. Chan, Executive Vice President and Chief Operating Officer
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.
[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

[ X ]   Fee paid previously with preliminary materials.

[   ]   Check  box  if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                         ASR INVESTMENTS CORPORATION
                         335 NORTH WILMOT, SUITE 250
                            TUCSON, ARIZONA 85711
                                (520) 748-2111

                   ----------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 15, 1996
                   ----------------------------------------

   The Annual Meeting of Stockholders of ASR Investments Corporation, a Maryland corporation (the "Company"), will be held on May 15, 1996 at 9:00 a.m., at the Viscount Suite Hotel, 4855 E. Broadway Blvd., Tucson, Arizona for the following purposes:

   1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.


   2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996.


   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 29, 1996 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.
                                        Sincerely,

                                        /s/ Frank S. Parise, Jr.
                                        ---------------------------
                                        Frank S. Parise, Jr.
                                        Secretary
Tucson, Arizona
March 29, 1996

                         ASR INVESTMENTS CORPORATION
                         335 NORTH WILMOT, SUITE 250
                            TUCSON, ARIZONA 85711
                                (520) 748-2111

                               ---------------
                               PROXY STATEMENT
                               ---------------

General

   The enclosed proxy is solicited on behalf of ASR Investments Corporation, a Maryland corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held May 15, 1996 at 9:00 a.m. (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Viscount Suite Hotel, 4855 E. Broadway Blvd., Tucson, Arizona.

   These proxy solicitation materials were mailed on or about April 15, 1996 to all stockholders entitled to vote at the Meeting.

   The information contained in the "Compensation Committee Report on Executive Compensation" and "Performance of the Common Stock" elsewhere herein shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Record Date

   Stockholders of record at the close of business on March 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 3,154,495 shares of the Company's Common Stock, $.01 par value (the "Common Stock").

Revocability of Proxies

   Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting Solicitation

   The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held in the election of directors and on each other matter to come before the Meeting. Cumulative voting in the election of directors is not permitted.

   Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

   The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT

   The 1995 Annual Report to Stockholders, which was mailed to stockholders with this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

   The Company will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1995 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company at 335 North Wilmot, Suite 250, Tucson, Arizona 85711.

                            ELECTION OF DIRECTORS

Nominees

   A board of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jon A. Grove, Frank S. Parise, Jr., Joseph C. Chan, Earl M. Baldwin, John J. Gisi, Raymond L. Horn and Frederick C. Moor, all of whom currently are directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified. Biographical information regarding the nominees for directors is set forth below under the heading "Information Concerning Directors and Executive Officers of the Company."

   The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The Bylaws further provide that, for so long as the Company maintains its election to be treated as a real estate investment trust ("REIT"), the majority of the members of the Board of Directors and of any committee of the Board of Directors will at all times be Unaffiliated Directors, except in the case of a vacancy. Unaffiliated Directors are directors who are not affiliates of the Manager or the Property Manager (as defined herein). As of the date of this Proxy Statement, the Unaffiliated Directors are Messrs. Baldwin, Gisi, Horn and Moor. Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by nominees selected by the Unaffiliated Directors who are approved by the vote of a majority of the directors, including a majority of the Unaffiliated Directors. All transactions involving the Company in which the Manager or the Property Manager has an interest must be approved by a majority of the Unaffiliated Directors. In addition, the annual renewal of the Management Agreement and the Property Management Agreements (as described below) requires the affirmative vote of a majority of the Unaffiliated Directors and a majority of the Unaffiliated Directors may terminate the Management Agreement and the Property Management Agreement at any time upon 60 days' notice in accordance with the terms of the Agreements.

Information Concerning Directors and Executive Officers of the Company

   The following table sets forth certain information regarding the Company's directors and executive officers.

       NAME          AGE                       POSITION(S) WITH THE COMPANY
       ----          ---                       ----------------------------
Jon A. Grove         51    Chairman of the Board, President, Chief Executive Officer and Director
Frank S. Parise, Jr. 44    Vice Chairman, Executive Vice President, Chief Administrative Officer,
                           Secretary and Director
Joseph C. Chan       44    Executive Vice President, Chief Operating Officer, Treasurer and  Director
Dale A. Webber       35    Vice President
Roger A. Karber      41    Vice President, Property Development
Mary C. Clements     29    Controller
Earl M. Baldwin      52    Director
John J. Gisi         50    Director
Raymond L. Horn      66    Director
Frederick C. Moor    64    Director

   Jon A. Grove has been Chairman of the Board of Directors, President, Chief Executive Officer and a director of the Company since its organization in June 1987. Mr. Grove also has served as the President of one of the general partners of the Manager since its organization and has been a director and principal stockholder of Pima Realty Advisors, Inc. (the "Property Manager") since its organization in November 1993. From 1974 to 1989, Mr. Grove was employed with The Estes Co. (now called GWS), a company which founded the Company and which develops, constructs and sells residential, multi-family, commercial and industrial real estate, most recently as executive vice president and chief operating officer. Mr. Grove also has been Chairman of the Board and a Director of American Southwest Holdings, Inc. and its affiliates since their organization; these companies are Arizona-based corporations involved in the issuance and administration of mortgage-collateralized bonds.

   Frank S. Parise, Jr. has been Vice Chairman of the Board of Directors, Executive Vice President and Chief Administrative Officer of the Company since December 1988 and the Secretary and a director of the Company since its organization. Mr. Parise also has served as the President of one of the general partners of the Manager since its organization and has been the President, a director and principal stockholder of the Property Manager since its organization in November 1993. From 1985 to 1989, Mr. Parise was employed by The Estes Co., most recently as President of its Financial Services Division and Multifamily Development Division. From 1982 to 1985, Mr. Parise was the President of E. Allen Development Corporation, a company that acquired and managed apartments.

   Joseph C. Chan has been a director of the Company since February 1989, Executive Vice President and Chief Operating Officer since December 1988 and Treasurer since April 1994. Mr. Chan served as the Vice President and Treasurer of the Company from its organization until December 1988. Mr. Chan also has served as the President of one of the general partners of the Manager since its organization and a director and principal stockholder of the Property Manager since its organization in November 1993. From 1986 to 1987, Mr. Chan served as an officer of The Estes Co.

   Dale A. Webber has been a Vice President of the Company since September 1987.

   Roger A. Karber has been Vice President, Property Development of the Company since January 1995. From 1989 to 1994, Mr. Karber was president of Festival Markets, Inc., a company that developed specialty retail centers. From 1979 to 1989, Mr. Karber was employed by The Estes Co., where he was instrumental in establishing its apartment operations which included developing over 1,500 apartment units.

   Mary C. Clements has been Controller of the Company since May 1994. Ms. Clements was employed by Deloitte & Touche LLP, an international accounting firm, from her graduation in May 1990 until she joined the Company in May 1994.


   Earl M.  Baldwin has been a director of the Company  since its  organization.
Since 1985, Mr. Baldwin has been president of Baldwin Financial Corp., a risk management consulting service company for mortgage lenders specializing in hedging and secondary market strategy. From 1973 to 1985, Mr. Baldwin was employed by Security Pacific Mortgage Corporation ("SPMC"), a mortgage banking company, serving most recently as its executive vice president.

   John J. Gisi has been a director for the Company since February 1989. Mr. Gisi has served as the President and Chief Executive Officer of National Bancorp of Arizona, Inc., a wholly owned subsidiary of Zions Bancorporation, and as the Chairman of the Board, President and Chief Executive Officer of National Bank of Arizona since September 1984. Mr. Gisi also serves as a director of several subsidiaries of Zions Bancorporation.

   Raymond L. Horn has been a director of the Company since its organization. Mr. Horn serves as tax advisor to several Phoenix-based real estate companies. Mr. Horn, a certified public accountant and lawyer, presently is in private practice after retiring from Deloitte Haskins & Sells (now Deloitte & Touche
LLP) as the partner-in-charge of that firm's Arizona tax practice. Mr. Horn is a member of numerous professional and business associations including the American Institute of Certified Public Accountants and the American Bar Association.

   Frederick C. Moor has been a director of the Company since February 1989. Mr. Moor presently is retired after 33 years of employment with The Valley National Bank of Arizona (now Bank One, Arizona), most recently as Vice President and Banking Services Manager for the Eastern Division.

   All directors are elected at each annual meeting of the Company's stockholders and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. The Company currently has five salaried employees.

   Directors and executive officers of the Company who are not salaried employees of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement between the Company and the Manager provides that the Manager will assume principal responsibility for managing the day-to-day affairs of the Company, the non-salaried officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of general partners of the Manager, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

Meetings and Committees

   During the year ended December 31, 1995, the Board of Directors of the Company held a total of six meetings. No director attended fewer than 75% of the meetings of the Board of Directors.

   The Company's Bylaws authorize the Board of Directors to appoint among its members an executive committee, an audit committee and other committees. A majority of the members of any committee so appointed must be Unaffiliated Directors. The Board of Directors has appointed an Audit Committee and a Compensation Committee. Messrs. Gisi and Horn serve as the members of the Company's Audit Committee and Compensation Committee. The Audit Committee reviews the annual financial statements, any significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other accounting and audit related matters which may arise during the year. The Audit Committee met separately at one formal meeting during 1995 which was attended by all of the members of the Committee. The Compensation Committee reviews all transactions with the Manager and the Property Manager and their affiliates, including the renewal of the Management Agreement and the Property Management Agreements. As there were no changes to the Management Agreement or the Property Management Agreements for 1996, the Compensation Committee did not meet separately during 1995. The Board of Directors has not appointed any other committees.

Certain Relationships and Related Transactions

   The Company's Bylaws provide that the Board of Directors has the full power to conduct, manage and direct the business and affairs of the Company.
The Company is a party to a management agreement

(the "Management Agreement") with Pima Mortgage Limited Partnership (the "Manager") to manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors. Jon A. Grove, Frank S. Parise, Jr. and Joseph C. Chan have been directors or officers of general partners of the Manager since its organization. For further information respecting these individuals, see "Information Concerning Directors and Executive Officers of the Company."

   The duties of the Manager under the Management Agreement include formulating operating strategies; arranging for the acquisition of assets for the Company; monitoring the performance of the Company's assets; and providing certain administrative and overall managerial services necessary for the operation of the Company. For performing these services, the Manager receives an annual base management fee in an amount equal to 3/8 of 1% per annum of the Average Invested Assets of the Company (as defined in the Management Agreement), which is paid monthly with adjustments made quarterly. The Manager also performs certain analysis and other services in connection with the administration of mortgage securities with respect to which the Company acquires mortgage interests. For such services, the Company reimburses the Manager for the fees paid under the Subcontract Agreement described below and pays the Manager an annual administration fee of $10,000 for each series of mortgage interests acquired prior to 1991, $20,000 for the aggregate mortgage interests acquired in 1991 and $20,000 for the aggregate mortgage interests acquired in 1992. In 1995, the
Company paid the Manager management fees of approximately $374,000 and administration fees of approximately $216,000. The payment of such fees was unanimously approved by the Unaffiliated Directors.

   In connection with the renewal of the Management Agreement beginning with 1994, the Manager and the Company agreed to eliminate the incentive management fee provision. On December 16, 1993, the Company granted to Messrs. Grove, Parise and Chan options to purchase 309,800 shares of the Company's Common Stock and stock appreciation rights ("SARs") covering 90.200 shares of the Company's Common Stock. The exercise price is $8.60 per share, which was 110% of the market price of the Common Stock on the grant date. If dividends are declared during the period the stock options or SARs are outstanding, the holder of the options and SARs can elect to receive currently or upon exercise cash in an amount equal to the product of the per share dividend amount times the number of options or SARs outstanding. In 1995, the Company paid Messrs. Grove, Parise and Chan $266,667 each based on the total dividends of $2.00 per share paid in 1995. All of the options and SARs are currently exercisable. The options will expire on December 16, 1998, if not terminated earlier pursuant to the terms of the agreements.

   In the event that the Management Agreement is terminated by the Company or is not renewed by the Company on terms at least as favorable to the Manager as the current Management Agreement other than as a result of a termination by the Company for cause (as specified in the Management Agreement), the Manager will be entitled to receive from the Company the management fee that would have been payable by the Company to the Manager pursuant to such Management Agreement based on the investments made by the Company prior to the date of such termination (or failure to renew) for the 12 full fiscal quarters beginning on the date of such termination (or failure to renew) as more fully described in the Management Agreement.

   The Manager has granted the Company a right of first refusal, for as long as the Manager or an affiliate of the Manager acts as the Company's manager pursuant to the Management Agreement or any extension thereof, to purchase any assets held by the Manager or its affiliates prior to any sale, conveyance or other transfer, voluntarily or involuntarily, of such assets by the Manager or its affiliates.

   The Company has entered into a property management agreement (collectively the "Property Management Agreements") with the Property Manager for each of the apartments acquired by the Company. The Property Manager is an affiliate of the Manager. Each Property Management Agreement, which has a current term through December 31, 1996, was approved by the Unaffiliated Directors. Under the agreement, the Property Manager provides the customary property management services at its cost without profit or distribution to its owners, subject to the limitation of the prevailing management fee rates for similar properties in the market. The Property Manager currently manages approximately 5,000 apartment units. In 1995, the Company paid the Property Manager $417,000 which amounted to 3% of the total revenues of the apartments.

   The Company owns certain mortgage interests with respect to structured financing issued by American Southwest Holdings, Inc. ("ASH"). An affiliate of ASH performs the customary administration services and receives fees for such services of $12,500 per year for each series of structured financing. The Company believes that the fees charged by ASH are comparable to those charged by other companies performing similar services. Jon A. Grove, Chairman of the Board, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors of ASH and its affiliates and owns 12.5% of the voting stock of ASH. The Company has agreed to indemnify and hold harmless ASH and certain affiliates from any action or claim brought or asserted by any party by reason of any allegation that ASH or such affiliates is an affiliate or is otherwise accountable or liable for the debts or obligations of the Company or its affiliates.

   In 1995, Messrs. Grove, Chan, Gisi and Webber exercised options to purchase a total of 50,496 shares of the Company's Common Stock by executing full recourse promissory notes totaling $653,000 to the Company. The notes are secured by the shares of Common Stock issued and bear interest, payable monthly, at the prime rate plus 1%. The notes are due on December 31, 1996 and can be repaid by delivering to the Company shares of Common Stock owned by the individuals based on the then market price of the Common Stock.


Security Ownership of Principal Stockholders and Management

   As of March 15, 1996, there were outstanding 3,154,495 shares of Common Stock. The following table sets forth the beneficial ownership of Common Stock of the Company as of March 15, 1996 by each person known by the Company to own more than 5% of the outstanding shares of Common Stock of the Company, by each director of the Company, and by all directors and executive officers of the Company as a group, which information as to beneficial ownership is based upon statements furnished to the Company by such persons. The number of shares also includes (1) any shares of Common Stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or the power of disposition and (2) shares of Common Stock that such persons had the right to acquire within 60 days of March 15, 1996 by the exercise of stock options, (excluding the SARs) (see "Stock Option Plans"). Each director and executive officer of the Company may be reached through the Company at 335 North Wilmot, Suite 250, Tucson, Arizona 85711.

                                                    Number of   Percent of
                                                     Shares     Total (1)
                                                     ------     ---------
Jon A. Grove                                         146,191      4.5%
Joseph C. Chan                                       157,472      4.8
Frank S. Parise, Jr.                                 119,295      3.7
Earl M. Baldwin                                        3,477       (2)
John J. Gisi                                          11,658       (2)
Raymond L. Horn                                        5,988       (2)
Frederick C. Moor                                      3,378       (2)
All directors and executive officers
 as a group (10 persons)                             466,622     13.3%

- ----------
(1) In calculating the percentage of ownership, the number of shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 15, 1996 upon the exercise of stock options is deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but such shares are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(2) Less than 1% of the outstanding shares of Common Stock.

Executive Compensation

   The following table sets forth the cash compensation paid to the Company's executive officers whose total cash and cash equivalent remuneration exceed $100,000 for the year ended December 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                       Long Term Compensation
                                                                ------------------------------------
                                                                           Awards            Payouts
                                                                -------------------------- ---------
                                   Annual Compensation
Name and Principal              --------------------------      Restricted    Options/      LTIP      All Other
Position                 Year   Salary     Bonus     Other        Stock         SARs       Payout    Compensation
- --------                 ----   ------     -----     -----        -----         ----       ------    ------------
Jon A. Grove (1)         1995                        $180,431                  --                      --
  Chairman, President    1994                         251,747                  --                      --
  and Chief Executive    1993                         284,520                666,667(2)                --
  Officer

Frank S. Parise, Jr. (1) 1995                        $180,431                  --                      --
  Vice Chairman,         1994                         251,747                  --                      --
  Executive Vice         1993                         285,393                673,141(2)                --
  President, Secretary
  and Chief
  Administrative
  Officer

Joseph C. Chan (1)       1995                        $180,431                  --                      --
  Director, Executive    1994                         251,747                  --                      --
  Vice President and     1993                         284,520                666,666(2)                --
  Chief Operating
  Officer

Dale A. Webber           1995   $108,447     --                                --
  Vice President         1994    108,447     --                              40,000
                         1993    108,150     --                                --

Roger A. Karber          1995   $100,000   $15,000
  Vice President

- ----------
(1) Messrs. Grove, Parise and Chan are not salaried employees of the Company and do not receive any cash or cash equivalent compensation directly from the Company. They receive their compensation from the Manager, the partners of which are corporations owned by these individuals. See "Certain Relationships and Related Transactions." The amounts listed under Other Compensation represent the total cash payments received or receivable from the Manager by these individuals and the corporations owned by them.
(2) Includes the stock options and SARs granted on December 16, 1993 in connection with the renewal of the Management Agreement for 1994.

   The following tables set forth certain stock option information concerning the officers included in the above table.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   % Of Total
                       Options/   Options/SARs
                         SARs      Granted To   Exercise               Potential
                       Granted    Employees In   Or Base  Expiration  Realizable
                         (#)      Fiscal Year     Price      Date        Value
                         ---      -----------     -----      ----        -----
Jon A. Grove            None         N/A          N/A        N/A          N/A
Frank S. Parise, Jr.    None         N/A          N/A        N/A          N/A
Joseph C. Chan          None         N/A          N/A        N/A          N/A
Dale A. Webber          None         N/A          N/A        N/A          N/A
Roger A. Karber         None         N/A          N/A        N/A          N/A


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  Value of
                                                  Number of      Unexercised
                                                 Unexercised    In-the-Money
                                                Options/SARs    Options/SARs
                         Shares                 at FY-End (#)   at FY-End ($)
                        Acquired      Value     Exercisable/    Exercisable/
    Name              On Exercise   Realized   Unexercisable    Unexercisable
    ----              -----------   --------   -------------    -------------
Jon A. Grove            18,065       $79,033      138,581         $970,000
                                                       --               --
Frank S. Parise, Jr.        --            --      140,287          986,500
                                                       --               --
Joseph C. Chan          18,065        79,033      138,581          970,000
                                                       --               --
Dale A. Webber           5,334        36,003        1,306            4,521
                                                    2,624           12,331
Roger A. Karber           None          N/A          N/A              N/A


Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors performs the functions of making recommendations to the Board concerning the Company's compensation policies applicable to its executive officers. Messrs. Grove, Parise and Chan serve as both directors and the principal executive officers of the Company. All compensation matters relating to the Company's principal executive officers, however, are decided by the Unaffiliated Directors, consisting of Messrs. Baldwin, Gisi, Horn and Moor. The principal executive officers make recommendation to the Board concerning the compensation of other executive officers of the Company. None of the Unaffiliated Directors are, or have ever been, officers or employees of the Company or any of its subsidiaries. Messrs. Grove, Parise and Chan abstain from participating in the deliberations of the Board of Directors concerning the approval of the Management Agreement, the Property Management Agreements, or any other matters relating to their compensation. In addition, during 1995, none of the executive officers, including Messrs. Grove, Parise and Chan, served on the board of directors or the compensation committee of the entities that employed any of the Unaffiliated Directors.

Compensation of Directors

   During the fiscal year ended December 31, 1995, the Company paid an annual director's fee to each Unaffiliated Director equal to $24,000, a fee of $500 for each meeting of the Board of Directors attended by each Unaffiliated Director and reimbursement of costs and expenses of all directors for attending such meetings. Additionally, each member of the Audit Committee and the Compensation Committee received a fee of $300 for each meeting attended by the member. Affiliated Directors do not receive any fees for serving on the Board of Directors.

Stock Option Plans

   The Company has a nonstatutory stock option plan (the "Nonstatutory Stock Option Plan") and an incentive stock option plan (the "Incentive Stock Option Plan") (together the "Stock Option Plans"). The purpose of the Stock Option Plans is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide incentive to others whose job performance affects the Company. The Incentive Stock Option Plan provides for incentive stock options which are intended to meet the requirements of
Section 422A of the Internal Revenue Code, (the "Code") ("ISOs") and which may be granted to the officers and key personnel of the Company. The Nonstatutory Stock Option Plan provides for non-qualified stock options which may be granted to the Company's directors and key personnel of the Manager.

   The Stock Option Plans are administered by the Board of Directors, which determines whether such options will be granted, whether such options will be ISOs or non-qualified options, which directors, officers and key personnel will be granted options and the number of options to be granted, subject to the maximum amount of shares issuable under the Stock Option Plans set forth below. In making such determinations, the Board of Directors takes into account the duties and responsibilities of the participants, their present and potential contribution to the success of the Company and such other factors as the Board deems relevant in connection with accomplishing the purpose of the Plan. Under current law, ISOs cannot be granted to directors who are not also employee, or to directors or employees of entities unrelated to the Company.

   Under the Stock Option Plans, options to purchase a maximum of 140,000 shares of the Company's Common Stock may be granted to the Company's directors, officers and key personnel as well as to the directors, officers and key personnel of the Manager. The exercise price for any option granted may not be less than 100% of the fair market value of shares of Common Stock at the time the option is granted. The optionholder may pay the exercise price in cash or by delivery of previously acquired shares of Common Stock of the Company. Generally, one-third of the options granted at any one time are immediately exercisable, one-third are exercisable one year after the date of grant and the remaining one-third become exercisable two years after the date of grant. The options expire 10 years after the date of grant. No option may be granted under the Stock Option Plans to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the total outstanding shares of Common Stock of the Company.

   Under each of the Stock Option Plans, an exercising optionholder has the right to require the Company to purchase some or all of the optionholder's shares of the Company's Common Stock. That redemption right is exercisable by the optionholder only with respect to shares that he has acquired by exercise of an option granted under the Stock Option Plans which are restricted from transfer by federal securities law as a result of grants or exercise of options under the Stock Option Plans and such right must be exercised during the six months immediately following the expiration of any such restriction.

   No option granted under the Stock Option Plans is exercisable for a period in excess of the term of the option as provided in the Stock Option Plans, subject to earlier termination in the event of termination of employment, retirement or death of the optionholder. An option may be exercised in full or in part at any time or from time to time during the term of the option or provide for its exercise in stated installments at stated times during the option term.

   The Board of Directors may amend the Stock Option Plans at any time, except that approval by the Company's stockholders is required for any amendment that increases the aggregate number of shares that may be issued pursuant to the Stock Option Plans, changes the class of persons eligible to receive such options, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the Stock Option Plans. Unless previously terminated by the Board of Directors, the Stock Option Plans will terminate in August 1997.

   As of December 31, 1995, options to purchase 47,944 shares of Common Stock were outstanding and options to purchase 5,901 shares were available for grant under the Plans.

Report of Compensation Committee on Executive Compensation

   The principal component of the Company's executive compensation during 1995 was the management fees paid to the Manager under the Management Agreement and the benefits of the stock options and SARs granted to the executives in 1993. The Company's principal executive officers, Jon A. Grove (Chairman of the Board, President and Chief Executive Officer), Frank S. Parise, Jr. (Vice Chairman of the Board, Executive Vice President and Chief Administrative Officer), and Joseph C. Chan (Director, Executive Vice President and Chief Operating Officer), are not salaried employees of the Company, but are employees of the Manager and corporations owned by them are partners in the Manager. Accordingly, this report addresses the compensation arrangement under the Management Agreement and the stock options granted to these executives. The principal executive officers also are the stockholders of the Property Manager which receives reimbursement from the Company for the costs of providing the customary property management services for the Company's apartment communities. (See "Certain Relationships and Related Transactions.") The Compensation Committee does not consider such reimbursement as compensation to these executive officers as the reimbursement is based on cost at no profit or distribution to these executive officers. The Company does not provide these executives with any fringe benefits, such as medical insurance benefits, retirement benefits, employer-contributory benefit plans or any other employee benefit plans. In addition, the Manager pays all costs of employing these executives, including payroll taxes.

   The Management Agreement has been in effect since the Company began operations in August 1987. The Management Agreement is renewable annually and must be approved by a majority of the Unaffiliated Directors. In deciding to renew the Management Agreement, the Unaffiliated Directors consider various factors, including the compensation arrangements of other entities similar to the Company, the experience of the Manager, the performance of the Manager, and the complexity of the assets and operations of the Company.

   Prior to 1994, a major element of the total management fees was the incentive management fee which was earned only if the Company's taxable income before net operating loss carryforward exceeded a specified level. This performance-based compensation arrangement provided for the automatic elimination of a major portion of the Company's operating expenses when the Company's taxable income did not exceed the specified level.

   In connection with the renewal of the Management Agreement beginning with 1994, the Company and the Manager agreed to eliminate the incentive management fee provision. As a substitute, the Company granted to Messrs. Grove, Parise and Chan options to purchase 309,800 shares of the Company's Common Stock and stock appreciation rights ("SARs") covering 90,200 shares of the Company's Common Stock. The exercise price for the stock options and SARs was $8.60 per share, which was 110% of the market price of the Common Stock on the grant date. The Company adopted a new operating strategy in 1993 to transform the Company from a mortgage derivative REIT to a real estate equity REIT. As a real estate equity REIT, the Company's objective is to increase the cash flow and values of its real estate properties. Any appreciation in the value of a property is not reported in taxable income until the property is sold in a taxable transaction. In addition, as a result of the net operating loss carryforward, substantially all of the Company's taxable income, if any, reported in future years is not required to be paid as dividends to the stockholders. Accordingly, the Committee believes that the amount of taxable income is no longer an appropriate criterion for relating the compensation to management to the benefits obtained by the stockholders. The Committee believes that the market price of its Common Stock provides the most comprehensive criterion for determining the long term incentive compensation for management and the stock options closely associate the interests of management with those of the stockholders. In determining the number of the options and SARs granted, the Committee considered various factors, including the benefit of eliminating the incentive management fees, the stock-based incentive compensation amount of other companies and the opportunities for increases in the market price of the Company's Common Stock.

                                    John J. Gisi        Raymond L. Horn


Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely on the Company's review of such reports received by it during the fiscal year ended December 31, 1995, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such year or prior fiscal years.

Cumulative Total Returns Comparison

   The following graph shows a five-year comparison of the cumulative total returns (assuming reinvestment of dividends) for the Company, an industry index compiled by the National Association of Real Estate Investment Trusts ("NAREIT") and the S&P 500. The index compiled by NAREIT consist of 178 property REITs with a total market capitalization of $49.9 billion as of December 31, 1995. Any stockholder wishing to receive a copy of the index may contact the Company.


              12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95
              --------   --------   --------   --------   --------   --------

Company        100.00     179.90      75.89      60.24      73.95     123.77

S&P            100.00     130.55     140.59     154.80     156.63     212.25

NAREIT         100.00     136.70     155.49     186.06     191.95     221.26
Equity Index

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1996 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Stockholder proposals that are intended to be presented by such stockholders at the next annual meeting of the Company for the fiscal year ending December 31, 1996 must be received by the Company no later than January 1, 1997 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                OTHER MATTERS

   The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
                                                         Dated: March 29, 1996

                          ASR INVESTMENTS CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

   The undersigned of ASR INVESTMENTS CORPORATION, a Maryland corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 29, 1996, and hereby appoints Jon A. Grove, Frank S. Parise, Jr., and Joseph C. Chan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of ASR INVESTMENTS CORPORATION, to be held on Wednesday, May 15, 1996 at 9:00 a.m., at the Viscount Suite Hote, 4855 East Broadway Blvd., Tucson, Arizona and at any adjournment or adjournment thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

   The Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors; FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company; and as the proxies deem advisable on such other matters as may come before the meeting.

   A majority of such attorneys or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (of if only one shall be present and act, then that one) shall have and may exercise all of the powers of the attorneys-in-fact hereunder.

                 (Continued and to be signed on reverse side.)

- --------------------------------------------------------------------------------
                                                                    Please mark
                                                            [X]     your vote as
                                                                    indicated in
                                                                    this example
This proxy is solicited on behalf of the Board of Directors


          --------------------          --------------------
                COMMON                         D.R.S.

1. ELECTION OF DIRECTORS:

           (If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below):

           Jon A Grove; Frank S. Parise, Jr.; Joseph C. Chan; Earl M. Baldwin; John J. Gisi; Raymond L. Horn and Frederick C. Moor


[  ]       FOR all nominees listed to the right (except as indicated)

[  ]       WITHHELD AUTHORITY to vote for all nominees listed to the right.


2. Proposal  to  ratify  the  appointment   of  Deloitte  &  Touche  LLP  as the
   independent  auditors of the Company.

                FOR                 AGAINST             ABSTAIN

                [  ]                 [  ]                [  ]


Dated:                                  ,1996
      ----------------------------------

- ---------------------------------------------
Signature

- ---------------------------------------------
Signature


(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenant or as a community property, both stockholders must sign.

- --------------------------------------------------------------------------------

                          ASR INVESTMENTS CORPORATION

                     Your Vote is Important to the Company

                      Please sign and return your Proxy by
                    tearing off the Top Portion of the sheet
             and returning it in the Enclosed Postage-Paid Envelope.